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                                                                    Exhibit 5.01
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                            [NIKE, Inc. letterhead]


                               November 26, 1996



NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 94005

          Re:  Shelf Registration of $500,000,000
               Aggregate Initial Offering Price of Debt Securities
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Ladies and Gentlemen:

          In connection with the registration statement on Form S-3 (the "Registration Statement") filed on November 12, 1996 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended by Amendment No. 1 thereto filed with the SEC on November 26, 1996, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus, by NIKE, Inc., an Oregon corporation (the "Company"), of Debt Securities (the "Debt Securities") in one or more series at an aggregate initial offering price of up to $500,000,000 or its equivalent in another currency or composite currency, you have requested our opinion with respect to the matters set forth below.

          In my capacity as General Counsel of the Company in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I, or members of my staff, have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.
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NIKE, Inc.
November 26, 1996
Page 2


          I am opining herein as to the effect on the subject transaction only of the internal laws of the State of Oregon and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of Oregon.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is my opinion that as of the date hereof the Debt Securities have been duly authorized by all necessary corporate action of the Company.

          I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters" in the Prospectus included therein.

                              Very truly yours,

                              /s/ Paul J. Kelly, Jr. Esq.

                              Paul J. Kelly, Jr., Esq.
                              General Counsel